UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2012

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Terry D. Hildestad

On August 16, 2012, Terry D. Hildestad, President and Chief Executive Officer of MDU Resources Group, Inc. (the “Company”), announced his intention to retire as a director and as President and Chief Executive Officer on January 3, 2013. Mr. Hildestad, who will be age 63 when he retires, has been with the Company for 38 years, serving as President and Chief Executive Officer since 2006. The press release announcing Mr. Hildestad’s retirement is filed as Exhibit 99.1 hereto.

Promotion of David L. Goodin to President and Chief Executive Officer

On August 16, 2012, the Board of Directors (the “Board”) of the Company appointed David L. Goodin to succeed Mr. Hildestad as President and Chief Executive Officer, effective January 4, 2013. Mr. Goodin was also elected to the Board, effective January 4, 2013, to serve until the 2013 Annual Meeting of Stockholders. The press release announcing this appointment is filed as Exhibit 99.1 hereto.

Mr. Goodin, age 50, began his career with the Company in 1983. He has served as president and chief executive officer of Montana-Dakota Utilities Co., Great Plains Natural Gas Co., and Cascade Natural Gas Corporation since June 6, 2008, and president and chief executive officer of Intermountain Gas Company since October 1, 2008. Prior to that, he was president of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective March 1, 2008; president of Cascade Natural Gas Corporation effective July 2, 2007; executive vice president-operations and acquisitions of Montana-Dakota Utilities Co. effective January 2007; vice president-operations effective January 2000; electric systems manager effective April 1999; electric systems supervisor effective August 1993; division electric superintendent effective February 1989; and division electrical engineer effective May 1983.

Compensation for Mr. Goodin in connection with his promotion will be determined by the Board and the Compensation Committee of the Company at their regularly scheduled meetings to be held in February 2013.

Promotion of J. Kent Wells

On August 16, 2012, the Board of the Company appointed J. Kent Wells to the new officer position of Vice Chairman of the Corporation, effective January 4, 2013. Mr. Wells was also elected to the Board, effective January 4, 2013, to serve until the 2013 Annual Meeting of Stockholders. The press release announcing this appointment is filed as Exhibit 99.1 hereto. Mr. Wells, age 55, has served as president and chief executive officer of Fidelity Exploration & Production Company since May 2, 2011. Prior to that he was senior vice president of exploration and production for BP America, Inc. from June 2007 until October 2010, when he was named BP America Inc.’s group senior vice president for global deepwater response until March 31, 2011. He also served as general manager of Abu Dhabi Company for Onshore Oil Operations from February 2005 until June 2007; vice-president, Gulf of Mexico shelf, for BP America, Inc. from 2002 to 2005; vice-president, Rockies, for BP America, Inc. from 2000 to 2002; general manager of Crescendo Resources LP from 1997 to 2000; manager, Hugoton, for Amoco Production Company, Inc. from 1993 to 1996; manager, operations, for Amoco Production Company, Inc. in 1993; and resource manager for Amoco Production Company, Inc. in 1988 to 1993.

Compensation for Mr. Wells in connection with his promotion will be determined by the Board and the Compensation Committee of the Company at their regularly scheduled meetings to be held in February 2013.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 16, 2012, the Board approved amendments to modify Section 3.13 and Section 5.01 and to delete Section 3.14 of the Company’s Bylaws, effective August 16, 2012. Sections 3.13, 3.14 and 5.01 of the Bylaws, as amended, marked to show changes from the prior provisions, are filed as Exhibit 3.1 hereto.

Section 3.13 was amended to specify that the Chairman of the Board must have been determined to be independent by the Board in accordance with the director independence standards contained in the Company’s Corporate Governance Guidelines. If the Board determines that a Chairman who was independent at the time of election is no longer independent, the Board will select a new Chairman who satisfies these requirements within 60 days of such determination.

Section 3.14 regarding lead directors was deleted in its entirety.

Section 5.01 was amended to add the officer position of Vice Chairman of the Corporation. The Vice Chairman of the Corporation will report to the Chief Executive Officer and is to exercise such powers and perform such duties as shall be determined by the Chief Executive Officer or the Board.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Sections 3.13, 3.14 and 5.01 of the Bylaws of MDU Resources Group, Inc., as amended August 16, 2012, marked to show changes from the Bylaws as last amended on November 17, 2011
99.1	Press release announcing retirement of Terry D. Hildestad and appointments of David L. Goodin and J. Kent Wells

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2012
MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness Paul K. Sandness General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Sections 3.13, 3.14 and 5.01 of the Bylaws of MDU Resources Group, Inc., as amended August 16, 2012, marked to show changes from the Bylaws as last amended on November 17, 2011
99.1	Press release announcing retirement of Terry D. Hildestad and appointments of David L. Goodin and J. Kent Wells